UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2022

JETBLUE AIRWAYS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-49728	87-0617894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27-01 Queens Plaza North Long Island City New York	11101
(Address of principal executive offices)	(Zip Code)

(718) 286-7900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	JBLU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 28, 2022, JetBlue Airways Corporation, a Delaware corporation (“JetBlue”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Spirit Airlines, Inc., a Delaware corporation (“Spirit”), and Sundown Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of JetBlue (“Merger Sub”), pursuant to which and subject to the terms and conditions therein, Merger Sub will merge with and into Spirit, with Spirit continuing as the surviving corporation (the “Merger”).

The Merger Agreement

As a result of the Merger, each existing share (“Share”) of Spirit’s common stock, par value $0.0001 per share (“Spirit Common Stock”), will be converted at the effective time of the Merger (the “Effective Time”) into the right to receive an amount in cash per Share, without interest, equal to (such amount, the “Merger Consideration”) (a) $33.50 minus (b) (i) to the extent paid, an amount in cash equal to $2.50 per Share (such amount, the “Approval Prepayment Amount” and such payment, the “Approval Prepayment”) and (ii) the lesser of (A) $1.15 and (B) the product of (1) $0.10 multiplied by (2) the number of Additional Prepayments (as defined below) paid prior to the date of the closing of the Merger (the “Closing Date”, and the closing of the Merger, the “Closing”) (such amount in subclause (B), the “Aggregate Additional Prepayment Amount”).

Each award of Spirit restricted stock units (each, a “Spirit RSU Award”) that is outstanding as of immediately prior to the Effective Time (other than Spirit performance share awards granted before fiscal year 2022 (each, a “Pre-2022 Spirit Performance Share Award”), but including Spirit performance share awards granted in fiscal year 2022 and performance market stock unit awards), will be assumed by JetBlue and converted into (treating for this purpose any performance-based vesting conditions as having been achieved based on target performance as of immediately prior to the Effective Time) the right to receive the Merger Consideration in respect of each Share underlying the related Spirit RSU Award as of immediately prior to the Effective Time (in the manner set forth in the Merger Agreement), which cash will be subject to the same vesting schedule applicable to the related Spirit RSU Award.

Each Pre-2022 Spirit Performance Share Award that is outstanding as of immediately prior to the Effective Time will entitle the holder to receive, immediately prior to the Effective Time and subject to the occurrence of the Closing, the number of Shares that are earned thereunder based on target performance as of immediately prior to the Effective Time, in each case, determined in accordance with a formula set forth in the Merger Agreement. Any Spirit Common Stock so delivered in respect of a Pre-2022 Spirit Performance Share Award will be deemed to be issued and outstanding as of immediately prior to the Effective Time, and treated in the Merger as an existing Share that is entitled to receive the Merger Consideration.

The Merger Consideration payable to each holder of a Spirit RSU Award and a Pre-2022 Spirit Performance Share Award will include the Approval Prepayment Amount and the Aggregate Additional Prepayment Amount solely to the extent that the related award has not otherwise been adjusted or paid.

JetBlue will, on or prior to the fifth business day following the date on which the Merger Agreement is adopted by the Spirit stockholders (the “Spirit Stockholder Approval”), pay or cause to be paid, to the holders of record of Shares as of the record date for the special meeting of Spirit stockholders to adopt the Merger Agreement the Approval Prepayment Amount.

Subject to the Spirit Stockholder Approval having been obtained, on or prior to the last business day of each calendar month commencing after December 31, 2022, until the earlier of (a) the Closing Date and (b) the termination of the Merger Agreement in accordance with its terms, JetBlue will pay or cause to be paid to the holders of record of outstanding Shares as of a date not more than five business days prior to the last business day of such month (each such date, an “Additional Prepayment Record Date”), an amount in cash equal to $0.10 per Share (such amount, the “Additional Prepayment Amount,” each such monthly payment, an “Additional Prepayment” and the date on which each Additional Prepayment is made, an “Additional Prepayment Date”).

On the earlier of (a) the day that is two business days prior to the Closing Date and (b) the day JetBlue is obligated to pay the Additional Parent Regulatory Fee (as defined below) to Spirit pursuant to the terms of the Merger Agreement, JetBlue shall pay Spirit (i) the Approval Awards Amount (as defined in the Merger Agreement) and (ii) an aggregate amount equal to the sum of all Monthly Awards Amounts set forth in the Monthly Awards Amount Statements (each, as defined in the Merger Agreement) delivered pursuant to the terms of the Merger Agreement.

The Closing is subject to the satisfaction or waiver of certain closing conditions, including, among other things: (a) receipt of Spirit Stockholder Approval; (b) receipt of applicable regulatory approvals, including approvals from the U.S. Federal Communications Commission, U.S. Federal Aviation Administration and the U.S. Department of Transportation; (c) the expiration or early termination of the statutory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of

1976, as amended (the “HSR Act”) and approval under certain foreign antitrust laws; (d) the absence of any law or order prohibiting the consummation of the transactions; and (e) the absence of any material adverse effect on Spirit (as defined in the Merger Agreement).

Spirit, JetBlue and Merger Sub each make certain customary representations, warranties and covenants, as applicable, in the Merger Agreement. In addition, JetBlue has agreed in certain circumstances set forth in the Merger Agreement and subject to the terms and conditions thereof to indemnify Spirit for certain U.S. federal income taxes that may be payable by Spirit arising out of the Approval Prepayment and, if any, the Additional Prepayments made by JetBlue directly to Spirit’s stockholders pursuant to the Merger Agreement.

The Merger Agreement also contains certain provisions relating to efforts to obtain regulatory approval of the Merger, including to provide that JetBlue and Spirit, in connection with obtaining any necessary approval of a governmental entity (incuding under the HSR Act), will use their respective reasonable best efforts to take, or cause to be taken, all appropriate actions to obtain such approvals, including to contest, defend and appeal any proceeding brought by a governmental entity challenging or seeking to prohibit the consummation of the Merger, provided that JetBlue shall not be required to take any divestiture actions if such action would or would reasonably be expected to result in a material adverse effect on JetBlue and its subsidiaries (including Spirit and its subsidiaries) after giving effect to the transactions contemplated by the Merger Agreement, taken as a whole, and in no event shall JetBlue be required to agree to any such divestiture action that, in JetBlue’s discretion, would be reasonably likely to materially and adversely affect the anticipated benefits of the parties to the Northeast Alliance Agreement between JetBlue and American Airlines, Inc., dated as of July 15, 2020, and the agreements contemplated thereby. Any such divestiture action may be conditioned upon the closing of the Merger.

In addition, Spirit has agreed, among other things, that neither it nor any of its directors, officers, employees and representatives will (a) solicit alternative transactions, (b) participate in any discussions or negotiations relating to alternative transactions, (c) furnish any non-public information in connection with alternative transactions or (d) enter into any agreement relating to alternative transactions, except under limited circumstances described in the Merger Agreement. In certain circumstances, however, Spirit may terminate the Merger Agreement to enter into a definitive agreement for a Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement contains certain customary termination rights for JetBlue and Spirit, including, without limitation, a right for either party to terminate if the Merger is not consummated on or before July 28, 2023, which may be extended to January 28, 2024 and to July 24, 2024 in certain circumstances (such date, as extended, the “Outside Date”) if needed to obtain the required regulatory approvals. Upon the termination of the Merger Agreement under specified circumstances, Spirit will be required to pay JetBlue a breakup fee of $94.2 million. The Merger Agreement also provides the methodology by which certain expenses of JetBlue will be borne by Spirit. In addition, upon the termination of the Merger Agreement by JetBlue because of a material, uncured breach by Spirit of the Merger Agreement, Spirit will be required to pay JetBlue an amount equal to the sum of all amounts paid by JetBlue to the Spirit stockholders prior to the date of such termination.

In the event that the Merger Agreement is terminated due to either (a) a governmental entity issuing an order or taking any other action permanently enjoining or otherwise prohibiting the Merger under U.S. federal competition laws, or (b) the Merger having not occurred by the Outside Date solely to the extent that the closing condition requiring (i) the waiting period applicable to the consummation of the Merger under the HSR Act to have expired or been terminated or (ii) that no governmental entity has issued an order or taken any other action (whether temporary, preliminary or permanent) enjoining or otherwise prohibiting the Merger under U.S. federal competition laws, and that no law shall be in effect making the Merger illegal or preventing the consummation of the Merger under U.S. federal competition laws, in either case, has not been satisfied at a time when all other closing conditions to JetBlue’s obligations to consummate the Merger have been satisfied (or are capable of being satisfied if the closing were to occur on such date of termination), then (i) solely to the extent that the Remaining Parent Regulatory Fee (as defined in the Merger Agreement) is greater than zero, (A) JetBlue will pay directly to the stockholders of Spirit as of a record date that is five business days following the date of such termination an amount per Share in cash equal to the Remaining Regulatory Fee Per Share Amount (as defined in the Merger Agreement) and (B) JetBlue will pay to Spirit an amount equal to the Remaining Regulatory Fee Award Amount, in each case, on the second business day following such record date, and (ii) JetBlue will pay Spirit a fee in the amount of $70,000,000 (the “Additional Parent Regulatory Fee”) within two business days following the date of such termination; provided, however, that neither the Remaining Parent Regulatory Fee nor the Additional Parent Regulatory Fee will be payable by JetBlue pursuant to the terms of the Merger Agreement under specified circumstances.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about JetBlue, Spirit or Merger Sub. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for purposes of the Merger Agreement, as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement and the parties expressly identified as third-party beneficiaries thereto, as applicable (except as expressly provided therein), may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements therein or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in JetBlue’s and Spirit’s respective public disclosures.

Item 8.01 Other Events.

On July 28, 2022, JetBlue and Spirit issued a joint press release announcing the execution of the Merger Agreement. The full text of the joint press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the entry into the Merger Agreement, JetBlue entered into a second amended and restated commitment letter, dated July 28, 2022 (the “Commitment Letter”), with Goldman Sachs Bank USA, BofA Securities, Inc., Bank of America, N.A., BNP Paribas, Credit Suisse AG, New York Branch, Credit Suisse Loan Funding LLC, Credit Agricole Corporate and Investment Bank, Natixis, New York Branch, Sumitomo Mitsui Banking Corporation and MUFG Bank, Ltd. (collectively, the “Commitment Parties”), pursuant to which the Commitment Parties have committed to provide a senior secured bridge facility in an aggregate principal amount of up to $3,500.0 million to finance the acquisition of Spirit. The Commitment Parties’ obligations under the Commitment Letter are subject to certain customary conditions, including the consummation of the Merger in accordance with the terms and conditions of the Merger Agreement.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K, including statements concerning JetBlue, Spirit, the proposed transaction and other matters, contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent JetBlue management’s beliefs and assumptions concerning future events. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. When used in this Current Report on Form 8-K, the words “expects,” “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “goals,” “targets” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to JetBlue and Spirit. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, those listed in JetBlue’s and Spirit’s U.S. Securities and Exchange Commission (“SEC”) filings, matters of which JetBlue or Spirit may not be aware, the coronavirus pandemic including new and existing variants, the outbreak of any other disease or similar public health threat that affects travel demand or behavior, the occurrence of any event, change or other circumstances that could give rise to the right of JetBlue or Spirit or both of them to terminate the merger agreement; failure to obtain applicable regulatory or Spirit stockholder approval in a timely manner or otherwise and the potential financial consequences thereof; failure to satisfy other closing conditions to the proposed transactions; failure of the parties to consummate the proposed transaction; JetBlue’s ability to finance the proposed transaction and the indebtedness JetBlue expects to incur in connection with the proposed transaction; the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate Spirit’s operations with those of JetBlue, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the proposed transaction; failure to realize anticipated benefits of the combined operations; demand for the combined company’s services; the growth, change and competitive landscape of the markets in which the combined company participates; expected seasonality trends; diversion of managements’ attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; risks related to investor and rating agency perceptions of each of the parties and their respective business, operations, financial condition and the industry in which they operate; risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction; ongoing and increase in costs related to IT network security. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Further information concerning these and other factors is contained in JetBlue’s and Spirit’s SEC filings, including but not limited to, JetBlue’s and Spirit’s 2021 Annual Reports on Form 10-K and their Quarterly Reports on Form 10-Q. In light of these risks and uncertainties, the forward-looking events discussed in this Current Report on Form 8-K might not occur. JetBlue’s and Spirit’s forward-looking statements included in this Current Report on Form 8-K speak only as of the date the statements were written or recorded. JetBlue and Spirit undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, changed circumstances, or otherwise.

Additional Important Information and Where to Find It

This communication is being made in respect to the proposed transaction involving JetBlue, Sundown Acquisition Corp., and Spirit. A meeting of the stockholders of Spirit will be announced as promptly as practicable to seek stockholder approval in connection with the proposed transaction. Spirit expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Spirit and will contain important information about the proposed transaction and related matters.

STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY CAREFULLY WHEN THEY BECOME AVAILABLE, INCLUDING ALL PROXY MATERIALS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement (if and when available) will be mailed to stockholders of Spirit. Investors and stockholders may obtain a free copy of any proxy statement (when available) and other documents filed by JetBlue and Spirit at the SEC’s web site at https://www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of any proxy statement (when available) and other documents filed by JetBlue and Spirit with the SEC on JetBlue’s Investor Relations website at http://investor.jetblue.com and on Spirit’s Investor Relations website at https://ir.spirit.com.

Participants in the Solicitation

JetBlue and Spirit, and certain of their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Spirit common stock. Information regarding JetBlue’s directors and executive officers is contained in JetBlue’s Definitive Proxy Statement for its 2022 Annual Meeting of Stockholders filed with the SEC on April 7, 2022, and in JetBlue’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 22, 2022. Information regarding Spirit’s directors and executive officers is contained in Spirit’s Definitive Proxy Statement for its 2022 Annual Meeting of Stockholders filed with the SEC on March 30, 2022. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement and other relevant materials regarding the proposed transaction when they become available. These documents can be obtained free of charge as described in the preceding paragraph.

No Offer Or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated July 28, 2022, by and among JetBlue Airways Corporation, Sundown Acquisition Corp., and Spirit Airlines, Inc.

99.1	Joint Press Release of JetBlue and Spirit, dated July 28, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
(Registrant)

Date: July 28, 2022	By:	/s/ Ursula L. Hurley
		Name:	Ursula L. Hurley
		Title:	Chief Financial Officer